Exhibit 99.1

News Release

For Immediate Release

August 3, 2016

Approach Resources Inc.

Reports Second Quarter 2016 Results

Fort Worth, Texas, August 3, 2016 – Approach Resources Inc. (NASDAQ: AREX) today reported results for second quarter 2016. Highlights for second quarter 2016 include:

•	Average initial production (IP) for two wells completed late second quarter was 861 Boe/d (59% oil and 82% liquids), or 987 Boe/d when normalized to a 7,500’ lateral

•	Production was 12.6 MBoe/d, exceeding prior guidance for the quarter

•	Record low lease operating expense (LOE) of $4.56 per Boe since we began horizontal Wolfcamp development

•	Net loss was $16.0 million, or $0.39 per diluted share, and adjusted net loss (non-GAAP) was $10.4 million, or $0.25 per diluted share

•	Revenues totaled $22.4 million, EBITDAX (non-GAAP) was $13.7 million

Adjusted net loss and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented “In August 2015, we took the proactive step to suspend all drilling and completion activity as commodity prices continued a precipitous decline to decade-plus lows. As you may recall, Approach is in a unique position in that most of our core Wolfcamp acreage is held by production, and therefore maintenance capital requirements are very low when compared to other Permian Basin operators. From August 2015 through May 2016, we did not bring any new wells on-line, and during those nine months our production has been on a normal, forecasted decline.

Beginning in late February 2016, we observed a noticeable flattening of the PDP decline rate. Production for the second quarter averaged 12.6 Mboe/d, representing a decline of only 1.5% from the previous quarter. The shallower decline rates are driven by natural gas and NGLs performing above projections. In late 2Q16, we completed two horizontal wells in the Baker area (B&C bench completions) utilizing our 2015 enhanced completion design. The average IP rate for the two wells was 861 Boe/d (59% oil and 82% liquids), with an average 30-day IP rate of 603 Boe/d (51% oil and 82% liquids). We believe early indications from these wells continue to support a 633 MBoe EUR, similar to our 3Q15 wells.

Equally important to generating improved returns is our continued focus on efficiencies and operating cost reductions, as shown by our record low quarterly LOE of $4.56 per Boe. Our two wells completed during the quarter were in line with our current estimated well cost of $3.7 million, the Company’s lowest ever horizontal well cost. We expect these promising early well results and further cost reductions will help the Company deliver competitive rates of return on investment as the pace of development begins to accelerate. Additionally, due to our balanced production mix of oil, NGLs and natural gas, pricing improvement in any of the three commodity streams has a positive impact on the Company’s profitability.”

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Second Quarter 2016 Results

Production for second quarter 2016 totaled 1,148 MBoe (12.6 MBoe/d), made up of 28% oil, 34% NGLs and 38% natural gas. Average realized commodity prices for second quarter 2016, before the effect of commodity derivatives, were $39.84 per Bbl of oil, $14.00 per Bbl of NGLs and $1.66 per Mcf of natural gas. Our average realized price, including the effect of commodity derivatives, was $20.76 per Boe for second quarter 2016 ($40.54 per Bbl of oil, $14.00 per Bbl of NGLs and $2.10 per Mcf of natural gas).

Net loss for second quarter 2016 was $16.0 million, or $0.39 per diluted share, on revenues of $22.4 million. Net loss for second quarter 2016 included an unrealized loss on commodity derivatives of $8.1 million, a realized gain on commodity derivatives of $1.4 million and a write-off of debt issuance costs of $0.6 million. Excluding the unrealized loss on commodity derivatives and write-off of debt issuance costs, adjusted net loss (non-GAAP) for second quarter 2016 was $10.4 million, or $0.25 per diluted share. EBITDAX (non-GAAP) for second quarter 2016 was $13.7 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

LOE averaged $4.56 per Boe. Production and ad valorem taxes averaged $1.62 per Boe, or 8.3% of oil, NGL and gas sales. Exploration costs were $1.41 per Boe. Total general and administrative (G&A) costs averaged $5.08 per Boe, including cash G&A costs of $3.88 per Boe. Depletion, depreciation and amortization expense averaged $17.41 per Boe. Interest expense totaled $6.8 million.

Operations Update

During second quarter 2016, we completed two horizontal wells, one well in the Wolfcamp B bench and one well in the Wolfcamp C bench. The average IP rate was 861 Boe/d (59% oil and 82% liquids) with an average completed lateral length of 6,541 feet. At June 30, 2016, we had seven horizontal wells waiting on completion.

Capital expenditures incurred during second quarter 2016 totaled $6.9 million and included $5.4 million for completion activities and $1.5 million for infrastructure projects and equipment. We plan to complete three wells in third quarter 2016, and expect third quarter production to average around 11.9 MBoe/d. Third quarter production guidance includes the effect of two days of partial production shut-ins for DCP plant maintenance during the month of July and anticipated production downtime for shut-ins of nine producing wells to perform planned third quarter completions.

Liquidity Update

At June 30, 2016, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million. Our liquidity and long-term debt-to-capital ratio were approximately $50.6 million and 46.2%, respectively. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and calculation of liquidity and long-term debt-to-capital.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
July 2016 – December 2016	Swap	750 Bbls/d	$62.52/Bbl
July 2016 – September 2016	Swap	750 Bbls/d	$43.00/Bbl

Natural Gas
July 2016 – March 2017	Swap	400,000 MMBtu/month	$2.45/MMBtu
July 2016 – December 2016	Swap	200,000 MMBtu/month	$2.93/MMBtu
November 2016 – March 2017	Swap	200,000 MMBtu/month	$3.29/MMBtu
April 2017 – December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu - $2.60/MMBtu

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, August 4, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss second quarter 2016 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in:	(877) 201-0168
Intl. dial in:	(647) 788-4901
Passcode:	Approach/49459145

A replay of the call will be available on the Company’s website or by dialing:

Dial in:	(855) 859-2056
Passcode:	49459145

In addition, a second quarter 2016 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues (in thousands):
Oil	$12,556	$25,627	$22,243	$46,930
NGLs	5,497	5,603	8,721	10,755
Gas	4,380	7,375	9,084	14,218

Total oil, NGL and gas sales	22,433	38,605	40,048	71,903

Realized gain on commodity derivatives	1,409	9,281	4,909	25,182

Total oil, NGL and gas sales including derivative impact	$23,842	$47,886	$44,957	$97,085

Production:
Oil (MBbls)	315	499	673	993
NGLs (MBbls)	392	408	755	778
Gas (MMcf)	2,644	2,897	5,317	5,436

Total (MBoe)	1,148	1,391	2,314	2,677
Total (MBoe/d)	12.6	15.3	12.7	14.8

Average prices:
Oil (per Bbl)	$39.84	$51.31	$33.07	$47.27
NGLs (per Bbl)	14.00	13.72	11.55	13.82
Gas (per Mcf)	1.66	2.55	1.71	2.62

Total (per Boe)	$19.53	$27.76	$17.31	$26.86

Realized gain on commodity derivatives (per Boe)	1.23	6.68	2.12	9.41

Total including derivative impact (per Boe)	$20.76	$34.44	$19.43	$36.27

Costs and expenses (per Boe):
Lease operating	$4.56	$4.97	$5.01	$5.25
Production and ad valorem taxes	1.62	2.14	1.52	2.17
Exploration	1.41	0.84	0.95	0.84
General and administrative(1)	5.08	5.40	5.14	5.83
Depletion, depreciation and amortization	17.41	20.43	17.38	20.51

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$3.88	$3.91	$3.88	$4.23
General and administrative – noncash component (share-based compensation)	1.20	1.49	1.26	1.60

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES:
Oil, NGL and gas sales	$22,433	$38,605	$40,048	$71,903

EXPENSES:
Lease operating	5,234	6,917	11,590	14,063
Production and ad valorem taxes	1,855	2,974	3,519	5,802
Exploration	1,622	1,165	2,191	2,255
General and administrative	5,832	7,510	11,883	15,612
Depletion, depreciation and amortization	19,991	28,404	40,220	54,924

Total expenses	34,534	46,970	69,403	92,656

OPERATING LOSS	(12,101)	(8,365)	(29,355)	(20,753)

OTHER:
Interest expense, net	(6,808)	(6,243)	(13,106)	(12,165)
Write-off of debt issuance costs	(563)	—	(563)	—
Realized gain on commodity derivatives	1,409	9,281	4,909	25,182
Unrealized loss on commodity derivatives	(8,076)	(13,904)	(9,033)	(23,225)
Other income	1,417	12	1,521	38

LOSS BEFORE INCOME TAX BENEFIT	(24,722)	(19,219)	(45,627)	(30,923)
INCOME TAX BENEFIT	(8,687)	(7,369)	(15,932)	(11,365)

NET LOSS	$(16,035)	$(11,850)	$(29,695)	$(19,558)

LOSS PER SHARE:
Basic	$(0.39)	$(0.29)	$(0.72)	$(0.48)

Diluted	$(0.39)	$(0.29)	$(0.72)	$(0.48)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,564,482	40,554,758	41,316,777	40,357,059
Diluted	41,564,482	40,554,758	41,316,777	40,357,059

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	June 30,	December 31,
(in thousands)	2016	2015
Cash and cash equivalents	$893	$600
Other current assets	11,280	19,838
Property and equipment, net, successful efforts method	1,124,282	1,154,546

Total assets	$1,136,455	$1,174,984

Current liabilities	$28,304	$28,508
Long-term debt (1)	499,677	496,587
Other long-term liabilities	27,292	41,922
Stockholders’ equity	581,182	607,967

Total liabilities and stockholders’ equity	$1,136,455	$1,174,984

(1)	Long-term debt at June 30, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $275 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $4.1 million and $1.6 million, respectively. Long-term debt at December 31, 2015, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $4.5 million and $2.2 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized loss on commodity derivatives, (2) write-off of debt issuance costs, (3) rig termination fees, and (4) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and six months ended June 30, 2016 and 2015 (in thousands, except per-share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(16,035)	$(11,850)	$(29,695)	$(19,558)
Adjustments for certain items:
Unrealized loss on commodity derivatives	8,076	13,904	9,033	23,225
Write-off of debt issuance costs	563	—	563	—
Rig termination fee	—	—	—	498
Related income tax effect	(3,024)	(4,866)	(3,359)	(8,303)

Adjusted net loss	$(10,420)	$(2,812)	$(23,458)	$(4,138)

Adjusted net loss per diluted share	$(0.25)	$(0.07)	$(0.57)	$(0.10)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss on commodity derivatives, (5) write-off of debt issuance costs, (6) interest expense, net, and (7) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and six months ended June 30, 2016 and 2015 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(16,035)	$(11,850)	$(29,695)	$(19,558)
Exploration	1,622	1,165	2,191	2,255
Depletion, depreciation and amortization	19,991	28,404	40,220	54,924
Share-based compensation	1,374	2,075	2,924	4,292
Unrealized loss on commodity derivatives	8,076	13,904	9,033	23,225
Write-off of debt issuance costs	563	—	563	—
Interest expense, net	6,808	6,243	13,106	12,165
Income tax benefit	(8,687)	(7,369)	(15,932)	(11,365)

EBITDAX	$13,712	$32,572	$22,410	$65,938

Cash Operating Expenses

We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Cash operating expenses is not a measure of operating expenses as determined by GAAP. The amounts included in the calculation of cash operating expenses were computed in accordance with GAAP. Cash operating expenses is presented herein and reconciled to the GAAP measure of operating expenses. We use cash operating expenses as an indicator of the Company’s ability to manage its operating expenses and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of cash operating expenses to operating expenses for the three and six months ended June 30, 2016 and 2015 (in thousands, except per-Boe amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating expenses	$34,534	$46,970	$69,403	$92,656
Exploration	(1,622)	(1,165)	(2,191)	(2,255)
Depletion, depreciation and amortization	(19,991)	(28,404)	(40,220)	(54,924)
Share-based compensation	(1,374)	(2,075)	(2,924)	(4,292)

Cash operating expenses	$11,547	$15,326	$24,068	$31,185

Cash operating expenses per Boe	$10.06	$11.02	$10.40	$11.65

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at June 30, 2016 (in thousands).

Liquidity at June 30, 2016
Borrowing base	$325,000
Cash and cash equivalents	893
Revolving credit facility – outstanding borrowings	(275,000)
Outstanding letters of credit	(325)

Liquidity	$50,568

Long-Term Debt-to-Capital

Long-term debt-to-capital ratio is calculated by dividing long-term debt (GAAP) by the sum of total stockholders’ equity (GAAP) and long-term debt (GAAP). We use the long-term debt-to-capital ratio as a measurement of our overall financial leverage. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our long-term debt-to-capital ratio at June 30, 2016, and December 31, 2015 (in thousands).

	June 30, 2016	December 31, 2015
Long-term debt (1)	$499,677	$496,587
Total stockholders’ equity	581,182	607,967

	$1,080,859	$1,104,554

Long-term debt-to-capital	46.2%	45.0%

(1)	Long-term debt is net of debt issuance costs of $5.6 million and $6.7 million at June 30, 2016 and December 31, 2015, respectively.